Exhibit 10.5
FOURTH AMENDMENT TO INTELLECTUAL
PROPERTY CONTRIBUTION AGREEMENT
     This AMENDMENT effective October 1, 2005, is among Visteon Corporation, a Delaware corporation (“Visteon”), Visteon Global Technologies, Inc., a Michigan Corporation (“VGTI”), Automotive Components Holdings, Inc. (formerly VFH Holdings, Inc.), a Delaware corporation, and Automotive Components Holdings, LLC (formerly VFH Holdings LLC), a Delaware limited liability company (the “Company”).
W I T N E S S E T H :
     WHEREAS, Ford Motor Company, a Delaware corporation (“Ford”) and Visteon are parties to a Master Agreement (the “Master Agreement”) dated as of September 12, 2005, as a result of which the parties hereto entered into an Intellectual Property Contribution Agreement (the “IP Contribution Agreement”) dated October 1, 2005, wherein Visteon and VGTI contributed to the Company certain intellectual property assets related to the Business as defined therein; and
     WHEREAS, Visteon, VGTI, and the Company have agreed to certain modifications and corrections to the IP Contribution Agreement and its Attachments.
     NOW THEREFORE, in consideration of the above premises and the mutual covenants herein contained, and for other good and valuable consideration given by each party hereto to the other, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, for themselves, their successors and permitted assigns, intending to be legally bound, agree as follows:
          1. The following items are added to Appendix 3, Attachment 3A (Core Shared Products & Technologies — Patents):

		Publication/
Docket	Patent	Application
Number	Number	No.	Title	Country	Product
91-0510-II	5186239		Heat Exchanger With Thermal Stress Relieving Zone	US	Radiators

91-0510-II	5257454		Method of Making A Heat Exchanger With Thermal Stress Relieving Zone	US	Radiators
          2. Section 5.04 of the IP Contribution Agreement is amended to read as follows:
          5.04 Notwithstanding any other provisions of this Article 5, during the period until the restrictions on disclosure expire under Section 5.01, disclosure of Confidential Information by a licensed party under this Agreement to a third party will be permitted 1) to carry out the license grants herein, and 2) to enable the third party to assume manufacturing of a product being produced by the Company pursuant to the license grants herein for the purpose of implementing a resourcing action of the product and any follow-on products to the third party; provided in either case that such third party agrees to adhere to confidentiality provisions at least as restrictive as those adhered to by the receiving party under this Agreement and to use such Confidential Information only to provide such products or follow-on products to, or purchase products from, the receiving party or its customer. The permitted disclosures under this Section 5.04 shall not affect any restrictions set forth in this Agreement related to disclosure, access, or use of Engineering Design Tools, including, but not limited to, the Climate-related Engineering Design Tools (as defined below in Section 3 of this Amendment).
          3. The Parties acknowledge that despite their not being listed under any previous appendix relating to Engineering Design Tools, Visteon has provided the Company with access to the executable version of the climate-related Engineering Design Tools, as identified on Attachment 1, hereto (the “Climate-related Engineering Design Tools”). Visteon and VGTI hereby confirm that during any extended term(s) of the Master Services Agreement, the Company may continue to access and use the executable version of the Climate-related Engineering Design Tools (the “Climate Tools”) in the same manner as the Company has been permitted by Visteon to access and use the Climate Tools since October 1, 2005. Further, upon the expiration or termination of the Master Services Agreement and at the request of ACH, Visteon shall negotiate in good faith to provide ACH, on commercially reasonable terms, with continued access to and use of the executable version of the Climate Tools together with such services as are necessary for the continuation of such access and use. If, during the term or any extended term of the Master Services Agreement, ACH should terminate a Service that is required for the continued access to and use of the executable version of the Climate Tools, then Visteon shall negotiate in good faith to provide ACH, on commercially reasonable terms, with such services as are necessary for the continuation of such access and use.
Signatures on following page

WHEREFORE, the parties have signed this Fourth Amendment to the Intellectual Property Contribution Agreement.

VISTEON CORPORATION		VISTEON GLOBAL TECHNOLOGIES, INC.

By:	/s/ Heidi A. Sepanik	By:	/s/ Heidi A. Sepanik

Name: Heidi A. Sepanik		Name: Heidi A. Sepanik

Title: Secretary		Title: Secretary

AUTOMOTIVE COMPONENTS		AUTOMOTIVE COMPONENTS
HOLDINGS, LLC		HOLDINGS, INC.

By:	/s/ W. C. Connelly	By:	/s/ W. C. Connelly

Name: W. C. Connelly		Name: W. C. Connelly

Title: Chief Executive Officer		Title: President